Exhibit 99.1

Valuence Merger Corp. I Announces Adjournment of Shareholder Meeting to Approve an Extension

NEW YORK, NY, May 30, 2024 – Valuence Merger Corp. I (“Valuence”)(Nasdaq: VMCA), announced today that it has adjourned the extraordinary general meeting (the “Meeting”) seeking shareholder approval of an extension of the time that it has to consummate an initial business combination (the “Extension Amendment Proposal”). The Meeting will reconvene at 10:00 a.m. Eastern Time, on Monday, June 3, 2024. The Meeting will still be held in person at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020.

Shareholders may withdraw redemptions at any time until the vote is taken with respect to the Extension Amendment Proposal. Shareholders may request to reverse their redemption by contacting Valuence’s transfer agent, Continental Stock Transfer & Trust Company, at One State Street, 30th Floor, New York, New York 10004 (e-mail: spacredemptions@continentalstock.com).

About Valuence Merger Corp. I

Valuence Merger Corp. I is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Valuence has filed a definitive proxy statement (the “Proxy Statement”) to be used at the Meeting to approve the Extension Amendment Proposal. Valuence has mailed the Proxy Statement to its shareholders of record as of May 20, 2024 in connection with the Extension Amendment Proposal. Investors and security holders of Valuence are advised to read the Proxy Statement and any amendments thereto, because these documents contain important information about the Extension Amendment Proposal and Valuence. Shareholders will also be able to obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to Valuence’s proxy solicitor, Morrow Sodali LLC, at 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, Toll-Free (800) 662-5200 or (203) 658-9400, Email: VMCA.info@investor.morrowsodali.com.

Participants in the Solicitation

Valuence and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Extension Amendment Proposal under the rules of the SEC. Information about the directors and executive officers of Valuence and a description of their interests in Valuence and the Extension Amendment Proposal are set forth in Valuence’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024 (the “Annual Report”) and the definitive Proxy Statement, which was filed with the SEC on May 17, 2024. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made in this Press Release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Valuence’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the risk that approval of Valuence’s shareholders for the Extension is not obtained; the inability of Valuence to enter into a definitive agreement with respect to an initial business combination within the time provided in its memorandum and articles of organization; the level of redemptions made by shareholders in connection with the Extension and its impact on the amount of funds available in Valuence’s trust account to complete an initial business combination; and those factors discussed in the Annual Report under the heading “Risk Factors,” and other documents of Valuence filed, or to be filed, with the SEC. Valuence does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Sung Yoon Woo

CEO, Valuence Merger Corp. I

(415) 340-0222

Email: IR@valuencecap.com